Exhibit 99.1
FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Fourth Quarter and Full-Year 2021 Financial Results

AUSTIN, Texas (February 15, 2022)—Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of digital transformation solutions for banking and lending, today announced results for its fourth quarter and full year ending December 31, 2021.

GAAP Results for the Fourth Quarter and Full-Year 2021

•Revenue for the fourth quarter of $131.9 million, up 21 percent year-over-year and up 4 percent from the third quarter of 2021. Full-year 2021 revenue of $498.7 million, up 24 percent year-over-year.

•GAAP gross margin for the fourth quarter of 45.1 percent, up from 40.8 percent for the prior-year quarter and 45.0 percent for the third quarter of 2021. GAAP gross margin for full-year 2021 of 45.1 percent, up from 43.4 percent for the full-year 2020.

•GAAP net loss for the fourth quarter of $25.4 million, compared to GAAP net losses of $37.8 million for the prior-year quarter and $31.6 million for the third quarter of 2021. GAAP net loss for full-year 2021 of $112.7 million, compared to $137.6 million for full-year 2020.

Non-GAAP Results for the Fourth Quarter and Full-Year 2021

•Non-GAAP revenue for the fourth quarter of $132.3 million, up 21 percent year-over-year and up 4 percent from the third quarter of 2021. Full-year 2021 non-GAAP revenue of $500.8 million, up 23 percent year-over-year.

•Non-GAAP gross margin for the fourth quarter of 51.5 percent, up from 48.3 percent for the prior-year quarter and down from 51.9 percent for the third quarter of 2021. Non-GAAP gross margin for full-year 2021 of 51.9 percent, consistent with 51.9 percent for full-year 2020.

•Adjusted EBITDA for the fourth quarter of $10.8 million, up from $6.1 million for the prior-year quarter and $7.3 million for the third quarter of 2021. Full-year 2021 adjusted EBITDA of $37.9 million up from $22.2 million for the full-year 2020.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“We exited 2021 with strong results, delivering both the second largest bookings quarter and best half-year of bookings performance in company history,” said Q2 CEO Matt Flake. “I was particularly pleased with the broad sales strength, highlighted by numerous Tier 1 and Enterprise deals across both digital banking and lending. Q2 Innovation Studio and Q2 Banking-as-a-Service—now called Helix—continued to gain traction, adding new partners and extending key clients. While we’re continuing to monitor the macro-economic backdrop for our customers in the near term, we are increasingly seeing financial institutions, fintechs, and innovative brands accelerating their investments in financial services technology. With our broad solution portfolio and positive momentum exiting 2021, I believe we’re uniquely poised to capitalize on that opportunity in 2022 and beyond.”

Fourth Quarter Highlights

Sales Success Across the Business

•Signed three Tier 1 digital banking contracts, including a:
◦Tier 1, Top 100 U.S. bank to utilize our retail & small business solutions;
◦Tier 1 bank to utilize our full digital banking suite including retail, small business and corporate digital banking solutions; and
◦Tier 1 credit union to utilize our corporate digital banking solutions.

•Signed five enterprise and two Tier 1 digital lending contracts to utilize our loan pricing solutions, including a(n):
◦Enterprise, Top 5 Canadian bank which signed separate deals in both Canada and the U.S.;
◦Enterprise, Top 5 U.S. bank;

◦Enterprise, Top 10 U.S. bank to expand the lines of business which utilize our loan pricing solutions;
◦Enterprise, Top 25 U.S. bank;
◦Tier 1, Top 100 U.S. bank to adopt the full loan pricing solution suite; and
◦Tier 1, financial institution in the U.S.

•Signed two Tier 1 digital lending contracts to utilize our treasury onboarding solution.

•Signed multi-year renewals with three of our top five Helix customers.

•Signed one enterprise and four Tier 1 digital banking contracts to utilize our ClickSWITCH solutions.

Strong Year-End Results due to Sales and Operational Execution

•Annualized Recurring Revenue increased to $574.2 million, up 24% year-over-year from $464.2 million at the end of 2020.

•Our Remaining Performance Obligation total, or Backlog, increased by $121.7 million sequentially resulting in total committed Backlog of over $1.4 billion, representing 10% year-over-year growth and 9% sequential growth.

•Our trailing twelve-month net revenue retention rate was 119%, down slightly from 122% in the prior year.
◦122% retention rate in 2020 included contribution from the acquisition of PrecisionLender in the fourth quarter of 2019.

•Our annual revenue churn was 5.4%, down from 5.9% in the prior year.

•Exited the fourth quarter with approximately 19.2 million registered users on the Q2 digital banking platform, representing 8% year-over-year growth and consistent with the previous quarter.

“We were pleased with our financial performance for the quarter with revenue results near the high-end of our guidance and EBITDA well exceeding our guidance,” said David Mehok, Q2 CFO. “Cash flow from operations for the fourth quarter was $39.3 million, our best quarter on record, as we finished with cash, cash equivalents, and investments of $427.7 million. We believe our continued operational efficiency and continuing sales success will further position us well to capitalize on our long-term market opportunity.”

Financial outlook

As of February 15, 2022, Q2 Holdings is providing guidance for its first quarter of 2022 and full-year 2022, which represents Q2 Holdings' current estimates on Q2 Holdings' operations and financial results and the anticipated impacts of the COVID-19 pandemic. The financial information below represents forward-looking, non-GAAP financial information, including estimates of non-GAAP revenue and adjusted EBITDA. GAAP net loss is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes items such as depreciation and amortization, stock-based compensation, acquisition-related costs, interest and other (income) expense, income taxes, unoccupied lease charges, partnership termination charges, loss on extinguishment of debt and the impact to deferred revenue from purchase accounting. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net loss or a reconciliation of the foregoing forward-looking adjusted EBITDA guidance to GAAP net loss. However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for its first quarter of 2022 as follows:

•Total non-GAAP revenue of $131.5 million to $133.0 million, which would represent year-over-year growth of 12 to 14 percent.

•Adjusted EBITDA of $7.7 million to $8.7 million, representing 6 to 7 percent of non-GAAP revenue for the quarter.

Q2 Holdings is providing guidance for the full-year 2022 as follows:

•Total non-GAAP revenue of $576.0 million to $581.0 million, which would represent year-over-year growth of 15 percent to 16 percent.

•Adjusted EBITDA of $40.9 million to $43.9 million, representing 7 to 8 percent of non-GAAP revenue for the year.

Conference Call Details

Date:	Wednesday, February 16
Time:	8:30 a.m. EST
Hosts:	Matt Flake, CEO / David Mehok, CFO / Jonathan Price, EVP Emerging Businesses, Corporate & Business Development
Webcast Registration:	http://events.q4inc.com/attendee/853514797
Conference Call Registration:	http://conferencingportals.com/event/FXwYzhXH

All participants must register using either above link (webcast or conference call). A webcast of the conference call, financial results and associated materials will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/. In addition, a live conference call dial-in will be available upon registration. Participants should dial in at least 10 minutes before the start of the conference. An archived replay of the webcast will be available on this website for a limited time after the call. Q2 has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Q2 Holdings, Inc.

Q2 is a financial experience company dedicated to providing digital banking and lending solutions to banks, credit unions, alternative finance, and fintech companies in the U.S. and internationally. With comprehensive end-to-end solution sets, Q2 enables its partners to provide cohesive, secure, data-driven experiences to every account holder – from consumer to small business and corporate. Headquartered in Austin, Texas, Q2 has offices throughout the world and is publicly traded on the NYSE under the stock symbol QTWO. To learn more, please visit Q2.com.

Use of Non-GAAP Measures and Key Operating Measures

Q2 uses the following non-GAAP financial measures: non-GAAP revenue; adjusted EBITDA; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income (loss); non-GAAP net income; non-GAAP net income per share; and non-GAAP diluted weighted-average number of common shares outstanding. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of non-GAAP revenue, Q2 adjusts revenue to exclude the impact to deferred revenue from purchase accounting adjustments. In the case of adjusted EBITDA, Q2 adjusts net loss for such items as interest and other (income) expense, taxes, depreciation and amortization, stock-based compensation, acquisition-related costs, unoccupied lease charges, partnership termination charges and the impact to deferred revenue from purchase accounting. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation amortization of acquired technology, acquisition-related costs, and the impact to deferred revenue from purchase accounting. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP Operating Expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense, and non-GAAP general and administrative expense. In the case of non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share, Q2 adjusts operating loss and net loss, respectively, for stock-based compensation, acquisition-related costs, amortization of acquired technology, amortization of acquired intangibles, unoccupied lease charges, partnership termination charges, loss on extinguishment of debt and the impact to deferred revenue from purchase accounting, and with respect to non-GAAP net income, amortization of debt discount and issuance costs and loss on extinguishment of debt. In the case of non-GAAP diluted weighted-average number of common shares outstanding, Q2 adjusts diluted weighted-average number of common shares outstanding by the weighted-average effect of potentially dilutive shares which include (i) employee equity incentive plans, excluding the impact of unrecognized stock-based compensation expense and (ii) convertible senior notes outstanding and related warrants including the anti-dilutive impact of note hedge and capped call agreements on convertible senior notes outstanding.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss). As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2's management uses these non-GAAP measures as measures of operating performance; to prepare Q2's annual operating budget; to allocate resources to enhance the financial performance of Q2's business; to evaluate the effectiveness of Q2's business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2's results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2's financial performance.

We also monitor the following key operating measures to evaluate growth trends, plan investments and measure the effectiveness of our sales and marketing efforts:

Backlog

Consists of contracted revenue minimums that have not yet been recognized, including amounts that will be invoiced and recognized as revenue in future periods.

Installed Customers

We define Installed Customers as the number of customers on live implementations (or installations) of our digital banking platforms.

Registered Users

We define a Registered User as an individual related to an account holder of an Installed Customer on our consumer digital banking platform who has registered to use one or more of our solutions and has current access to use those solutions as of the last day of the reporting period presented.

Net Revenue Retention Rate

We believe that our ability to retain our customers and expand their use of our products and services over time is an indicator of the stability of our revenue base and the long-term value of our customer relationships. We assess our performance in this area using a metric we refer to as our revenue retention rate. We calculate our revenue retention rate as the total revenues in a calendar year, excluding any revenues from acquired customers during such year, from customers who were implemented on any of our solutions as of December 31 of the prior year, expressed as a percentage of the total revenues during the prior year from the same group of customers.

Annualized Recurring Revenue

We believe Annualized Recurring Revenue, or ARR, provides important information about our future revenue potential, our ability to acquire new clients, and our ability to maintain and expand our relationship with existing clients. We calculate ARR as the annualized value of all recurring revenue recognized in the last month of the reporting period, with the exception of variable revenue in excess of contracted amounts for which we instead take the average monthly run rate of the trailing three months within that reporting period. Our ARR also includes the contracted minimums associated with all contracts in place at the end of the quarter that have not yet commenced, and revenue generated from Premier Services. Premier Services revenue is generated from select established customer relationships where we have engaged with the customer for more tailored, premium professional services resulting in a deeper and ongoing level of engagement with them, which we deem to be recurring in nature.

Forward-looking Statements

This press release contains forward-looking statements, including statements about: our momentum with our Q2 Innovation Studio and Helix solutions, and Q2's ability to add new partners and extend key clients; the impacts of the macro-economic backdrop for Q2's customers; accelerated investments by financial institutions, fintechs, and innovative brands in financial services technology; Q2's momentum exiting 2021; the benefits of Q2's broad solution portfolio, operational efficiency and improving sales performance; Q2's position to capitalize on its long-term market opportunity; and, Q2's quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2's historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include the adverse impacts of the COVID-19 pandemic on Q2's business operations and on global economic and financial markets, including on Q2's customers, partners and suppliers and employees and business, as well as risks related to: (a) the risk of increased competition in its existing markets and as it enters new sections of the market with Tier 1 customers, new markets with Alt-FIs and fintechs and new products and services; (b) the risk that COVID-19, government actions or other factors continue to negatively impact or disrupt the markets for Q2's solutions and that the markets for Q2's solutions do not return to normal or grow as anticipated, in particular with respect to Enterprise and Tier 1 customers and Alt-FI and fintech customers; (c) the risk that Q2's increased focus on selling to larger Enterprise or Tier 1 customers may result in greater uncertainty and variability in Q2's business and sales results; (d) the risk that changes in Q2's market, business or sales organization negatively impact its ability to sell its products and services; (e) the challenges and costs associated with selling, implementing and supporting Q2's solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of Q2's solutions and the impact that the timing of bookings may have on Q2's revenue and financial performance in a period; (f) the risk that errors, interruptions or delays in Q2's products or services or Web hosting negatively impacts Q2's business and sales; (g) risks associated with cyberattacks, data and privacy breaches and breaches of security measures within Q2's products, systems and infrastructure or the products, systems and infrastructure of third parties upon which Q2 relies and the resultant costs and liabilities and harm to Q2's business and reputation and its ability to sell its products and services; (h) the impact that a slowdown in the economy, financial markets and credit markets may have on Q2's customers and Q2's business sales cycles, prospects and customers' spending decisions and timing of implementation decisions, particularly in regions where a significant number of Q2's customers are concentrated; (i) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality required by customers and governmental authorities; (j) the risks inherent in technology and implementation partnerships that could cause harm to Q2's business; (k) the difficulties and costs Q2 may encounter with complex implementations of its solutions and the resulting impact on reputation and the timing of its revenue from any delayed implementations; (l) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (m) the risks and increased costs associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth, particularly in light of the macroeconomic impacts of the COVID-19 pandemic, including increased employee turnover, labor shortages, wage inflation and extreme competition for talent; (n) the risk that modifications or negotiations of contractual arrangements will be necessary during Q2's implementations of its solutions or the general risks associated with the complexity of Q2's customer arrangements; (o) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (p) the risks associated with anticipated higher operating expenses in 2022 and beyond; (q) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (r) the risks associated with further consolidation in the financial services industry; (s) risks associated with selling Q2 solutions internationally; and (t) the risk that Q2 debt repayment obligations may adversely affect its financial condition and cash flows from operations in the future and that Q2 may not be able to obtain capital when desired or needed on favorable terms.

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2's filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.Q2.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

MEDIA CONTACT:	INVESTOR CONTACT:
Jean Kondo	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: +1-510-823-4728	O: +1-512-682-4463
jean.kondo@Q2.com	josh.yankovich@Q2.com

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$322,848	$407,703
Restricted cash	2,973	3,482
Investments	104,878	131,352
Accounts receivable, net	46,979	36,430
Contract assets, current portion, net	1,845	1,088
Prepaid expenses and other current assets	10,531	8,861
Deferred solution and other costs, current portion	25,076	19,042
Deferred implementation costs, current portion	7,320	8,258
Total current assets	522,450	616,216
Property and equipment, net	66,608	49,558
Right of use assets	52,278	34,709
Deferred solution and other costs, net of current portion	26,930	32,782
Deferred implementation costs, net of current portion	17,039	15,184
Intangible assets, net	162,461	184,859
Goodwill	512,869	462,274
Contract assets, net of current portion and allowance	22,103	18,694
Other long-term assets	2,307	2,426
Total assets	$1,385,045	$1,416,702

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$60,665	$57,047
Deferred revenues, current portion	98,692	81,935
Lease liabilities, current portion	9,001	6,844
Total current liabilities	168,358	145,826
Convertible notes, net of current portion	551,598	557,468
Deferred revenues, net of current portion	29,168	29,203
Lease liabilities, net of current portion	61,374	36,739
Other long-term liabilities	4,251	4,102
Total liabilities	814,749	773,338

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	1,064,358	1,024,577
Accumulated other comprehensive loss	(135)	(32)
Accumulated deficit	(493,933)	(381,187)
Total stockholders' equity	570,296	643,364
Total liabilities and stockholders' equity	$1,385,045	$1,416,702

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Revenues (1)	$131,891	$108,986	$498,720	$402,751
Cost of revenues (2)	72,407	64,476	273,685	228,152
Gross profit	59,484	44,510	225,035	174,599

Operating expenses:
Sales and marketing	22,497	17,726	85,564	72,323
Research and development	29,965	25,213	116,952	97,381
General and administrative	20,025	17,061	77,915	70,937
Acquisition related costs	176	500	2,690	478
Amortization of acquired intangibles	4,436	4,441	17,901	17,888
Partnership termination charges	—	—	—	13,244
Unoccupied lease charges (benefit) (3)	(48)	45	2,008	2,181
Total operating expenses	77,051	64,986	303,030	274,432
Loss from operations	(17,567)	(20,476)	(77,995)	(99,833)
Total other income (expense), net (4)	(7,080)	(16,550)	(33,108)	(36,371)
Loss before income taxes	(24,647)	(37,026)	(111,103)	(136,204)
Provision for income taxes	(734)	(795)	(1,643)	(1,416)
Net loss	$(25,381)	$(37,821)	$(112,746)	$(137,620)
Other comprehensive loss:
Unrealized loss on available-for-sale investments	(210)	(52)	(213)	(118)
Foreign currency translation adjustment	(19)	58	110	72
Comprehensive loss	$(25,610)	$(37,815)	$(112,849)	$(137,666)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.45)	$(0.69)	$(2.00)	$(2.65)
Weighted average common shares outstanding, basic and diluted	56,846	54,632	56,394	52,019

(1)    Includes deferred revenue reduction from purchase accounting of $0.5 million and $0.7 million for the three months ended December 31, 2021 and 2020, respectively, and $2.1 million and $4.4 million for the twelve months ended December 31, 2021 and 2020, respectively.

(2)    Includes amortization of acquired technology of $5.6 million and $5.2 million for the three months ended December 31, 2021 and 2020, respectively, and $22.0 million and $21.3 million for the twelve months ended December 31, 2021 and 2020, respectively.

(3)    Unoccupied lease charges include costs related to the early vacating of various facilities, partially offset by anticipated sublease income from these facilities. For the three and twelve months ended December 31, 2021, the charges related to an updated assessment and vacating of facilities in Georgia, Texas, North Carolina and Nebraska, and for the three and twelve months ended December 31, 2020, the charges related to the vacating of facilities in California, North Carolina, and Texas.

(4)     Includes a reduction of $1.5 million and $8.9 million related to the early extinguishment of a portion of our 2023 Notes for the twelve months ended December 31, 2021 and the three and twelve months ended December 31, 2020, respectively.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(112,746)	$(137,620)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	24,496	22,936
Depreciation and amortization	54,833	51,840
Amortization of debt issuance costs	2,038	1,977
Amortization of debt discount	25,824	21,317
Amortization of premiums on investments	1,117	366
Stock-based compensation expense	55,903	50,682
Deferred income taxes	180	946
Loss on extinguishment of debt	1,513	8,932
Other non-cash charges	2,411	2,626
Changes in operating assets and liabilities	(24,644)	(26,892)
Net cash provided by (used in) operating activities	30,925	(2,890)
Cash flows from investing activities:
Net maturities (purchases) of investments	25,142	(99,496)
Purchases of property and equipment	(19,754)	(23,715)
Business combinations, net of cash acquired	(64,652)	—
Capitalized software development costs	(5,865)	(952)
Net cash used in investing activities	(65,129)	(124,163)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	—	311,321
Proceeds from issuance of convertible notes, net of issuance costs	—	132,589
Purchase of capped call transactions	—	(39,830)
Payments for repurchases of convertible notes	(63,692)	—
Proceeds from bond hedges related to convertible notes	26,295	171,679
Payments for warrants related to convertible notes	(19,655)	(137,538)
Proceeds from exercise of stock options to purchase common stock	5,892	13,317
Payment of contingent consideration	—	(16,862)
Net cash provided by (used in) financing activities	(51,160)	434,676
Net increase (decrease) in cash, cash equivalents, and restricted cash	(85,364)	307,623
Cash, cash equivalents, and restricted cash, beginning of period	411,185	103,562
Cash, cash equivalents, and restricted cash, end of period	$325,821	$411,185

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
GAAP revenue	$131,891	$108,986	$498,720	$402,751
Deferred revenue reduction from purchase accounting	452	684	2,129	4,404
Non-GAAP revenue	$132,343	$109,670	$500,849	$407,155

GAAP gross profit	$59,484	$44,510	$225,035	$174,599
Stock-based compensation	2,564	2,466	10,590	9,888
Amortization of acquired technology	5,604	5,157	21,969	21,341
Acquisition related costs	82	194	409	929
Deferred revenue reduction from purchase accounting	452	684	2,129	4,404
Non-GAAP gross profit	$68,186	$53,011	$260,132	$211,161

Non-GAAP gross margin:
Non-GAAP gross profit	$68,186	$53,011	$260,132	$211,161
Non-GAAP revenue	132,343	109,670	500,849	407,155
Non-GAAP gross margin	51.5%	48.3%	51.9%	51.9%

GAAP sales and marketing expense	$22,497	$17,726	$85,564	$72,323
Stock-based compensation	(2,801)	(2,417)	(11,153)	(8,770)
Non-GAAP sales and marketing expense	$19,696	$15,309	$74,411	$63,553

GAAP research and development expense	$29,965	$25,213	$116,952	$97,381
Stock-based compensation	(3,234)	(3,089)	(13,273)	(12,869)
Non-GAAP research and development expense	$26,731	$22,124	$103,679	$84,512

GAAP general and administrative expense	$20,025	$17,061	$77,915	$70,937
Stock-based compensation	(4,944)	(4,348)	(19,318)	(17,708)
Non-GAAP general and administrative expense	$15,081	$12,713	$58,597	$53,229

GAAP operating loss	$(17,567)	$(20,476)	$(77,995)	$(99,833)
Deferred revenue reduction from purchase accounting	452	684	2,129	4,404
Partnership termination charges	—	—	—	13,244
Stock-based compensation	13,543	12,320	54,334	49,235
Acquisition related costs	258	694	3,099	1,408
Amortization of acquired technology	5,604	5,157	21,969	21,341
Amortization of acquired intangibles	4,436	4,441	17,901	17,888
Unoccupied lease charges (benefit)	(48)	45	2,008	2,181
Non-GAAP operating income	$6,678	$2,865	$23,445	$9,868

GAAP net loss	$(25,381)	$(37,821)	$(112,746)	$(137,620)
Deferred revenue reduction from purchase accounting	452	684	2,129	4,404
Partnership termination charges	—	—	—	13,244
Loss on extinguishment of debt	—	8,932	1,513	8,932
Stock-based compensation	13,543	12,320	54,334	49,235
Acquisition related costs	258	694	3,099	1,408
Amortization of acquired technology	5,604	5,157	21,969	21,341
Amortization of acquired intangibles	4,436	4,441	17,901	17,888
Unoccupied lease charges (benefit)	(48)	45	2,008	2,181
Amortization of debt discount and issuance costs	6,914	6,486	27,862	23,294
Non-GAAP net income	$5,778	$938	$18,069	$4,307

Reconciliation from diluted weighted-average number of common shares as reported to Non-GAAP diluted weighted average number of common shares
Diluted weighted-average number of common shares, as reported	56,846	54,632	56,394	52,019
Non-GAAP weighted-average effect of potentially dilutive shares	488	3,197	966	2,403
Non-GAAP diluted weighted-average number of common shares	57,334	57,829	57,360	54,422

Calculation of non-GAAP income per share:
Non-GAAP net income	$5,778	$938	$18,069	$4,307
Non-GAAP diluted weighted-average number of common shares	57,334	57,829	57,360	54,422
Non-GAAP net income per share	$0.10	$0.02	$0.32	$0.08

Reconciliation of GAAP net loss to adjusted EBITDA:
GAAP net loss	$(25,381)	$(37,821)	$(112,746)	$(137,620)
Depreciation and amortization	14,253	12,865	54,833	51,840
Stock-based compensation	13,543	12,320	54,334	49,235
Provision for income taxes	734	795	1,643	1,416
Interest and other (income) expense, net	7,007	7,594	31,063	27,180
Acquisition related costs	258	694	3,099	1,408
Unoccupied lease charges (benefit)	(48)	45	2,008	2,181
Loss on extinguishment of debt	—	8,932	1,513	8,932
Deferred revenue reduction from purchase accounting	452	684	2,129	4,404
Partnership termination charges	—	—	—	13,244
Adjusted EBITDA	$10,818	$6,108	$37,876	$22,220

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Revenue Outlook
(in thousands)

	Q1 2022 Outlook		Full Year 2022 Outlook
	Low	High	Low	High

GAAP Revenue	$131,258	$132,758	$575,320	$580,320
Deferred revenue reduction from purchase accounting	242	242	680	680
Non-GAAP revenue	$131,500	$133,000	$576,000	$581,000